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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Komag, Incorporated for the registration of 2,012,500 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended January 1, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

July 18, 1995